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                                                                Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-59909) of our reports dated January 29, 1999 and June 8, 1998, on our audits of the financial statements and financial statement schedules of Conley, Canitano & Associates, Inc. and Kelly-Levey & Associates, Inc., respectively. We also consent to the references to the firm under the captions "Experts" and "Selected Financial Data."



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
March 3, 1999